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                                   GUARANTY



         WHEREAS, American Golf Corporation, a California corporation ("Assignor"), and Randall's Island Family Golf Centers, Inc., a Delaware corporation, and Darlington Family Golf Centers, Inc., a Delaware corporation (together, "Assignee"), are about to execute (i) the Assignment and Assumption of Concession Licenses dated March 21, 1997 ("Assignment"); and (ii) the Bill of Sale dated March 21, 1997 (together, "Transaction Documents");

         WHEREAS, each Assignee is a wholly-owned subsidiary of Family Golf Centers, Inc., a Delaware corporation ("Guarantor"); and

         WHEREAS, Assignor would not execute the Transaction Documents if Guarantor did not execute and deliver to Assignor this Guaranty.

         NOW THEREFORE, for and in consideration of the execution of the Transaction Documents by Assignor and as a material inducement to Assignor to execute the Transaction Documents, Guarantor hereby unconditionally and irrevocably guarantees the full, faithful and prompt performance by Assignee of each and every one of the terms and provisions of Section 13 of the Assignment applicable to Assignee, which section is captioned "Indemnification."

         It is specially agreed and understood that (i) the terms of the Transaction Documents may be modified or changed by written agreement between Assignor and Assignee, and (ii) the Transaction Documents may be assigned by Assignor or any assignee of Assignor without consent or notice to Guarantor, and that this Guaranty shall thereupon and thereafter guarantee the performance of said Transaction Documents as so modified, changed or assigned.

         This Guaranty shall not be released, modified or affected by any failure or delay by Assignor to enforce any of its rights or remedies under any of the Transaction Documents, whether pursuant to the terms thereof or at law or in equity.

         No notice of default need be given to Guarantor, it being specifically agreed and understood that this Guaranty is a continuing guarantee under which Assignor may proceed forthwith and immediately against Assignee or against Guarantor for the enforcement of any rights which Assignor may have as against Assignee pursuant to the terms of Section 13 of the Assignment. Without limiting the generality of the foregoing, Assignor shall have the right to proceed against Guarantor hereunder without first proceeding against Assignee and without previous notice to or demand upon either Assignee or Guarantor.


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         Guarantor hereby waives (a) notice of acceptance of this Guaranty,
(b) demand of payment, presentation or protest, (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty or the Transaction Documents, (d) any right to require Assignor to proceed against Assignee or any other person or entity liable to Assignor, (e) any right to require Assignor to proceed under any other remedy Assignor may have before proceeding against Guarantor, (g) any right of subrogation.

         Guarantor hereby subordinates all existing or future indebtedness of Assignee to Guarantor to the obligations owed to Assignor under the Transaction Documents and this Guaranty.

         The term "Assignor" as used herein refers to and means American Golf Corporation, a California corporation, and also any assignees of Assignor, and also any successor to the interest of Assignor.

         The term "Assignee" as used herein refers to and means Randall's Island Family Golf Centers, Inc., a Delaware corporation, and Darlington Family Golf Centers, Inc., a Delaware corporation, and also any successor to the interests of either or both such entities.

         In the event Assignor brings any action against Guarantor to enforce the obligations of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party.

         Notwithstanding any provision of this Guaranty to the contrary, this Guaranty shall be of no further force or effect from and after the date, if any, that Assignor is formally released pursuant to a release agreement acceptable to Assignor in Assignor's reasonable discretion from all past, present and future obligations and liabilities under the Randall's Island License (as defined in the Assignment) and the Darlington License (as defined in the Assignment).

                                                                "GUARANTOR"

                                                      Family Golf Centers, Inc.
                                                      a Delaware corporation


Executed at Melville, New York                        By: _____________________
on March 21, 1997                                         Its:  _______________
Address:  225 Broadhollow Road
          Melville, NY  11747

                                                      By: _____________________
                                                          Its:  _______________